Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints W. Alan McCollough, Michael E. Foss, Philip J. Dunn, W. Stephen Cannon and Alice G. Givens his or her attorneys-in-fact, each with full power to act without the other, to execute on his or her behalf, individually and in his or her capacity as an officer and/or director of Circuit City Stores, Inc. (the “Company”), and to file any documents referred to below relating to the registration of shares of the Company’s common stock, par value $0.50 per share, and an equal number of rights to purchase the Company’s preferred shares, Series E, par value $20.00 per share, to be issued pursuant to the InterTAN, Inc. Restated 1986 Stock Option Plan, InterTAN, Inc. 1996 Stock Option Plan, InterTAN, Inc. Restated 1991 Non-Employee Director Stock Option Plan and InterTAN, Inc. Non-Employee Director Non-Qualified Stock Option Agreements, dated June 7, 1999, with each of James T. Nichols, W. Darcy McKeough, William C. Bousquette and Ron G. Stegall; such documents being: (i) one or more registration statements on Form S-8 to be filed with the Securities and Exchange Commission; (ii) such statements with, and/or applications to, the regulatory authorities of any state in the United States, or province or territory in Canada, as may be necessary to permit such shares and rights to be offered in such states, provinces or territories; (iii) any and all other documents required to be filed with respect thereto with any regulatory authority; and (iv) any and all amendments (post-effective and pre-effective) to any of the foregoing, with all exhibits and documents required to be filed in connection therewith.

Each of the undersigned further grants unto such attorneys, and each of them, full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as he himself or she herself might do.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this 12th day of May, 2004.

/s/ Ronald M. Brill	/s/ James F. Hardymon
Ronald M. Brill	James F. Hardymon

/s/ Carolyn H. Byrd	/s/ Alan Kane
Carolyn H. Byrd	Alan Kane

/s/ Richard N. Cooper	/s/ Allen B. King
Richard N. Cooper	Allen B. King

/s/ Philip J. Dunn	/s/ W. Alan McCollough
Philip J. Dunn	W. Alan McCollough

/s/ Barbara S. Feigin	/s/ Mikael Salovaara
Barbara S. Feigin	Mikael Salovaara

/s/ Michael E. Foss	/s/ Carolyn Y. Woo
Michael E. Foss	Carolyn Y. Woo

/s/ E. V. Goings
E. V. Goings